EXHIBIT 10.1

DIRECTORS' FEES
	Annual Fees & Awarded Units	Payable as Follows*	For Each Meeting
Annual Retainer Fee	$25,000 + 500 units	$6,250 quarterly; 500 units awarded on election to the Board and annually on the date of the Annual Stockholders' meeting; retainer fees awarded for the quarter when director is elected to the board	--
Retainer Fee for the Compensation & Corporate Governance Committees (non-chair)	Zero cash payments, units totaling $6,000 in value	$1,500 in units quarterly	--
Retainer Fee for the Audit Committee (non-chair)	Zero cash payments, units totaling $9,000 in value	$2,250 in units quarterly	--
Retainer Fee for the Compensation & Corporate Governance Committees (chair)	Zero cash payments, units totaling $9,000 in value	$2,250 in units quarterly	--
Retainer Fee for the Audit Committee (chair)	Zero cash payments, units totaling $15,000 in value	$3,750 in units quarterly	--
Board of Directors Meeting Fee	--	--	$2,000 paid for each meeting attended
Committee Meeting Fee for the Compensation, Corporate Governance & Audit Committees (non-chair)	--	--	$1,000 paid for each meeting attended
Committee Meeting Fee for the Compensation, Corporate Governance & Audit Committees (chair)	--	--	$1,500 paid for each meeting attended

*Retainer fees are paid during the months of January, April, July & October